EXHIBIT 99.1

Mangrove Systems, Inc.

(a development stage company)

Financial Statements

December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mangrove Systems, Inc.

Wallingford, Connecticut

We have audited the balance sheet of Mangrove Systems, Inc., a development stage enterprise, as of December 31, 2006, and the related consolidated statements of operations, mandatorily redeemable preferred stock and stockholders’ deficit and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mangrove Systems, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The financial statements of the Company for the period from March 2, 2002 (inception of development stage) through December 31, 2005 were audited by other auditors, whose report dated August 14, 2006, expressed an unqualified opinion on those financial statements. We have audited the combination in the accompanying statements of operations, mandatorily redeemable preferred stock and stockholders’ deficit, and cash flows as presented for the year ending December 31, 2006 with the amounts for the corresponding statements for the period from March 1 2002 (inception of development stage) through December 31, 2005. In our opinion, such financial statements have been properly combined.

As discussed in Note 1 to the financial statements, the Company sold substantially all of its assets on March 2, 2007 and has ceased operations.

As discussed in Note 7 to the financial statements, effective January 1, 2006, the Company adopted statement of Financial Accounting Standards No. 123(R), Share Based Payment.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

May 16, 2007

Report of Independent Auditors

To the Board of Directors and Stockholders

of Mangrove Systems, Inc.

In our opinion, the accompanying balance sheet as of December 31, 2005 and the related statements of operations, of mandatorily redeemable preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Mangrove Systems, Inc. (a development stage enterprise) at December 31, 2005, and the results of its operations and its cash flows for the year then ended and, cumulatively, for the period from March 1, 2002 (date of inception) to December 31, 2005 (the financial statements for this cumulative period are not presented herein), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

August 14, 2006, except for the last paragraph of Note 2, as to which the date is May 17, 2007

MANGROVE SYSTEMS, INC.

(a development stage company)

BALANCE SHEETS

(in thousands, except par value of common and preferred stock)

	DECEMBER 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$516	$3,849
Accounts receivable	139	—
Inventory	1,593	576
Prepaid expenses and other current assets	117	154
State tax receivable	—	338

Total current assets	2,365	4,917
FIXED ASSETS, net	617	1,066
DEMONSTRATION UNITS (Note 2)	22	162
OTHER ASSETS	12	12

TOTAL ASSETS	$3,016	$6,157

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$834	$557
Accrued expenses	601	544
Convertible promissory notes	—	3,600
Line of credit, current portion	169	235

Total current liabilities	1,604	4,936

LINE OF CREDIT, long-term portion (net of discount of $69 and $83 at December 31, 2006 and 2005, respectively)	6,050	6,203
ACCRUED INTEREST PAYABLE	360	54
SERIES A MANDATORILY REDEEMABLE PREFERRED STOCK, $0.001 par value ; 1,020 shares authorized, 0 and 620 issued and outstanding at December 31, 2006 And 2005, respectively	—	3,555

TOTAL LIABILITIES	8,014	14,748

COMMITMENTS AND CONTINGENCIES (Note 10)
SERIES A-1 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.001 par value; 3,031 shares authorized, 0 and 3,031 issued and outstanding at December 31, 2006 and 2005, respectively	—	3,322

SERIES A-2 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.001 par value; 11,188 shares authorized, 0 and 11,188 issued and outstanding at December 31, 2006 and 2005, respectively	—	14,747

SERIES B MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.001 par value; 19,413 shares authorized, 0 and 19,250 shares issued and outstanding at December 31, 2006 and 2005, respectively	—	15,892

SERIES 1 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.001 par value; 100,647 shares authorized, 61,442 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively (liquidation preference of $ 13,302 at December 31, 2006)	13,162	—

STOCKHOLDERS’ DEFICIT:
Common stock; $0.001 par value; 175,779,592 shares authorized; 52,017 and 11,419 shares issued and outstanding at December 31, 2006 and 2005, respectively	52	11
Additional paid-in capital	33,925	—
Deficit accumulated during the development stage	(52,137)	(42,563)

Total stockholders’ deficit	(18,160)	(42,552)

TOTAL LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$3,016	$6,157

The accompanying notes are an integral part of these financial statements.

MANGROVE SYSTEMS, INC.

(a development stage company)

STATEMENTS OF OPERATIONS

(in thousands)

	FOR THE YEARS ENDED DECEMBER 31,		FOR THE PERIOD FROM MARCH 1, 2002 (INCEPTION) TO DECEMBER 31,
	2006	2005	2006
NET SALES	$476	$398	$1,089
COST OF SALES	529	459	1,084

GROSS MARGIN	(53)	(61)	5

OPERATING EXPENSES:
Research and development	9,903	15,207	45,685
Marketing, general and administrative	2,478	2,683	8,359

Total costs and operating expenses	12,381	17,890	54,044

LOSS FROM OPERATIONS	(12,434)	(17,951)	(54,039)
Gain on extinguishment of Series A Mandatorily Redeemable Preferred Stock	3,584	—	3,584
Interest income	59	131	341
Interest expense	(783)	(679)	(1,628)

LOSS BEFORE BENEFIT FROM STATE TAX CREDIT	(9,574)	(18,499)	(51,742)
Income tax benefit	—	344	1,711

NET LOSS	$(9,574)	$(18,155)	$(50,031)

The accompanying notes are an integral part of these financial statements.

MANGROVE SYSTEMS, INC.

(a development stage company)

STATEMENTS OF MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(in thousands)

	MANDATORILY REDEEMABLE PREFERRED STOCK										STOCKHOLDERS’ DEFICIT
	SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES A-1 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES A-2 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES B MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES 1 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	DEFICIT ACCUMU- LATED DURING THE DEVELOP- MENT STAGE	TOTAL STOCK- HOLDERS’ DEFICIT
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT
INITIAL CAPITALIZATION OF THE COMPANY	—	$—	—	$—	—	$—	—	$—	—	$—	6,188	$6	$2	$—	$8
Issuance of Series A Preferred at $4.99 per share, March 2002 and common stock, net of issuance costs of $61,000	620	3,033	—	—	—	—	—	—	—	—	4,650	5	2	—	7
Issuance of common stock to nonemployees	—	—	—	—	—	—	—	—	—	—	55	—	3	—	3
Issuance of warrants with debt financing	—	—	—	—	—	—	—	—	—	—	—	—	3	—	3
Preferred stock issuance cost accretion	—	61	—	—	—	—	—	—	—	—	—	—	(10)	(51)	(61)
Accretion of dividends on preferred stock	—	93	—	—	—	—	—	—	—	—	—	—	—	(93)	(93)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,933)	(1,933)

BALANCE at December 31, 2002 at $1.00 per share, March 2003	620	3,187	—	—	—	—	—	—	—	—	10,893	11	—	(2,077)	(2,066)
Issuance of Series A-1 preferred at $1.20 per share, net of issuance costs of $4,140	—	—	3,031	3,027	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series A-2 preferred, net of issuance costs of $64,860	—	—	—	—	11,188	13,360	—	—	—	—	—	—	—	—	—
Preferred stock issuance cost accretion	—	—	—	4	—	65	—	—	—	—	—	—	(69)	—	(69)
Issuance of common stock from exercise of options	—	—	—	—	—	—	—	—	—	—	696	1	46	—	47
Purchase of restricted common stock by officer	—	—	—	—	—	—	—	—	—	—	658	1	43	—	44
Issuance of common stock, warrants, and stock options for services	—	—	—	—	—	—	—	—	—	—	75	—	15	—	15
Repurchase of restricted common stock from employees	—	—	—	—	—	—	—	—	—	—	(1,824)	(2)	(1)	—	(3)
Accretion of dividends on preferred stock	—	123	—	83	—	378	—	—	—	—	—	—	(34)	(549)	(583)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,808)	(6,808)

BALANCE at December 31, 2003 at $0.80 per share, November 2004	620	3,310	3,031	3,114	11,188	13,803	—	—	—	—	10,498	11	—	(9,434)	(9,423)
Issuance of Series B Preferred, net of issuance costs of $22,895	—	—	—	—	—	—	11,500	9,177	—	—	—	—	—	—	—
Preferred stock issuance cost accretion	—	—	—	—	—	—	—	23	—	—	—	—	(23)	—	(23)
Issuance of common stock from exercise of options and warrants	—	—	—	—	—	—	—	—	—	—	581	—	41	—	41
Issuance of common stock and stock options for services	—	—	—	—	—	—	—	—	—	—	—	—	18	—	18
Issuance of warrants in connection with debt financing	—	—	—	—	—	—	—	—	—	—	—	—	193	—	193
Accretion of dividends on preferred stock	—	123	—	104	—	472	—	30	—	—	—	—	(229)	(500)	(729)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(13,561)	(13,561)

The accompanying notes are an integral part of these financial statements.

MANGROVE SYSTEMS, INC.

(a development stage company)

STATEMENTS OF MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(in thousands)

	MANDATORILY REDEEMABLE PREFERRED STOCK										STOCKHOLDERS’ DEFICIT
	SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES A-1 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES A-2 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES B MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		SERIES 1 MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	DEFICIT ACCUMU- LATED DURING THE DEVELOP- MENT STAGE	TOTAL STOCK- HOLDERS’ DEFICIT
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT
BALANCE at December 31, 2004	620	3,433	3,031	3,218	11,188	14,275	11,500	9,230	—	—	11,079	11	—	(23,495)	(23,484)
Reclass Series A mandatorily redeemable preferred stock to liability (Note 2)	(620)	(3,433)	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series B Preferred at $0.80 per share, February 2005, net of issuance costs of $ 8,000	—	—	—	—	—	—	7,750	6,192	—	—	—	—	—	—	—
Preferred stock issuance cost accretion	—	—	—	—	—	—	—	8	—	—	—	—	(8)	—	(8)
Issuance of warrants in connection with debt financing	—	—	—	—	—	—	—	—	—	—	—	—	83	—	83
Issuance of common stock from exercise of options and warrants	—	—	—	—	—	—	—	—	—	—	413	—	39	—	39
Repurchase of restricted common stock	—	—	—	—	—	—	—	—	—	—	(73)	—	(5)	—	(5)
Issuance of stock options for services	—	—	—	—	—	—	—	—	—	—	—	—	17	—	17
Accretion of dividends on preferred stock	—	—	—	104	—	472	—	462	—	—	—	—	(126)	(913)	(1,039)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(18,155)	(18,155)

BALANCE at December 31, 2005	—	—	3,031	3,322	11,188	14,747	19,250	15,892	—	—	11,419	11	—	(42,563)	(42,552)
Issuance of Series 1 Preferred stock at $0.22 per share, July through October 2006, net of issuance cost of $140,000	—	—	—	—	—	—	—	—	61,442	13,162	—	—	—	—	—
Conversion of Series A-1, A-2 and B Preferred stock into common stock	—	—	(3,031)	(3,371)	(11,188)	(14,969)	(19,250)	(16,121)	—	—	40,578	41	34,420	—	34,461
Issuance of common stock from exercise of options at $0.10 per share, August through October 2006	—	—	—	—	—	—	—	—	—	—	103	—	10	—	10
Repurchase of restricted common stock	—	—	—	—	—	—	—	—	—	—	(83)	—	(5)	—	(5)
Accretion of dividends on Preferred stock	—	—	—	49	—	222	—	229	—	—	—	—	(500)	—	(500)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(9,574)	(9,574)

BALANCE at December 31, 2006	—	$—	—	$—	—	$—	—	$—	61,442	13,162	52,017	$52	$33,925	$(52,137)	$(18,160)

The accompanying notes are an integral part of these financial statements.

MANGROVE SYSTEMS, INC.

(a development stage company)

STATEMENTS OF CASH FLOWS

(in thousands)

	FOR THE YEARS ENDED DECEMBER 31,		FOR THE PERIOD FROM MARCH 1, 2002 (INCEPTION) TO DECEMBER 31, 2006
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,574)	$(18,155)	$(50,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	655	858	2,675
Gain on repurchase of debt	(3,584)	—	(3,584)
Stock-based compensation	—	17	51
Accretion of dividends on Preferred stock	60	123	183
Non-cash interest from warrants	14	177	209
Changes in operating assets and liabilities:
Increase in inventory	(877)	(197)	(1,615)
Decrease (increase) in prepaid expenses, other current assets and state tax receivable	375	189	(129)
Increase in accounts receivable/deferred revenue	(54)	—	(54)
Increase in demonstration units	—	(162)	—
Increase (decrease) in accounts payable and accrued expenses	555	(186)	1,711

Net cash used in operating activities	(12,430)	(17,336)	(50,584)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(205)	(579)	(3,292)

Net cash used in investing activities	(205)	(579)	(3,292)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options and warrants	10	39	137
Proceeds from sale of common stock	—	—	58
Repurchase of restricted common stock from employees	(5)	(5)	(13)
Proceeds from sale of preferred stock, net	13,162	6,192	47,951
Proceeds from convertible promissory notes	3,780	3,600	7,380
Repayment of convertible promissory notes	(7,380)	—	(7,380)
Cash paid for repurchase of debt	(31)	—	(31)
Borrowings under the lines of credit	—	5,000	8,749
Repayments under the lines of credit	(234)	(656)	(2,459)

Net cash provided by financing activities	9,302	14,170	54,392

NET (DECREASE) INCREASE IN CASH	(3,333)	(3,745)	516
CASH at beginning of period	3,849	7,594	—

CASH at end of period	$516	$3,849	$516

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Accretion of issuance costs and dividends on preferred stock	$500	$1,038	$3,104

Issuance of warrants in connection with debt financing	$—	$83	$200

Cash paid for interest expense	$138	$—	$274

Conversion of preferred stock to common stock	$34,461	$—	$34,461

The accompanying notes are an integral part of these financial statements.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1.	FORMATION AND OPERATIONS OF THE COMPANY:

Mangrove Systems, Inc. (the “Company”) was incorporated in Delaware on March 1, 2002. The Company was established to develop, market and sell the telecommunications industry’s first family of Multiprotocol Label Switching (“MPLS”) products using Generic Framing Procedure (“GFP”), Link Capacity Adjustment Scheme (“LCAS”) and Yirtual Cancatenation (“YCAT”) standards over Pseudo Wire Emulation Edge to Edge (PWE3) Technology. The Company’s product line is focused on addressing the demand for efficient and effective converged services. Since inception, the Company has concentrated its efforts on developing prototype designs.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research, recruiting and raising capital. Accordingly, the Company is considered a development stage company, as defined in Statement of Financial Accounting Standards (“SFAS”) No.7, Accounting and Reporting by Development Stage Enterprises. The Company has incurred losses since inception, has an accumulated deficit of approximately $52 million through December 31, 2006, has generated negative cash flows from operations and has limited product sales to date. The Company has raised approximately $48 million in equity financings and $14 million in debt financing to fund operations as of December 31, 2006.

The Company effectively ceased operations in January 2007 and sold substantially all of its assets on March 2, 2007 (see Note 12).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements reflect the application of the accounting policies as described below and elsewhere in the notes to the financial statements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most critical estimates relating to the accompanying financial statements include valuation of inventory, valuation of fixed assets and their useful lives, accruals of uninvoiced expenses and estimated current fair market value of common stock for purposes of granting stock options to employees. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests excess cash primarily in short-term repurchase agreements. The Company has not experienced significant losses related to cash and cash equivalents and does not believe it is exposed to any significant credit risks relating to its cash and cash equivalents.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments – The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company, the carrying value of long-term debt approximates fair value.

Inventory – Inventory is stated at the lower of cost or market (first-in, first-out basis). The Company has inventory reserves in place for obsolete, unsaleable or excess inventory on hand. The Company evaluates the proper valuation of its inventory and the adequacy of its reserves periodically. This evaluation is inherently subjective and estimates may be revised as more information becomes available.

Fixed Assets – Fixed assets are stated at cost, less accumulated depreciation.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Equipment	3 years
Software	3 years
Furniture	3 years
Leasehold improvements	Shorter of 5 years or lease life

Expenditures for maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expended as incurred.

The Company accounts for its investments in long-lived assets in accordance with Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires a company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As a result of the sale of substantially all the Company’s assets subsequent to December 31, 2006 for at or greater than their carrying amounts, the Company does not believe that there was any impairment as of December 31, 2006.

Demonstration Units – The Company may periodically enter into an Evaluation and Lab Test Agreement (the “Agreement”) with prospective customers for the purpose of providing products, as defined, on a trial demonstration basis to facilitate the sales process. Upon expiration of the Agreement, the prospective customer must purchase or immediately return the product. Upon shipment under these Agreements, the Company records the cost of the product as a component of cost of sales (but does not record revenue until all revenue recognition criteria are met). For the year ended December 31, 2006, the Company recorded approximately $371,000 as a component of cost of sales related to these products. Due to technological obsolescence, the Company periodically evaluates these products for impairment. The Company does not believe that there was any impairment as of December 31, 2006 and 2005. As of December 31, 2006, the Company has recorded $22,000 in the accompanying balance sheet related to demonstration units (reflecting units available for trial and demonstration at customers).

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Share-Based Compensation – Prior to January 1, 2006, the Company accounted for stock option awards granted under the Company’s Equity Incentive Plan in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB 25”) and related Interpretations, as permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (“SFAS No. 123”). Share-based employee compensation expense was not recognized in the Company’s consolidated statements of operations prior to January 1, 2006, as all stock option awards granted had an exercise price equal to or greater than the market value of the common stock on the date of the grant. As permitted by SFAS No. 123, the Company reported pro forma disclosures presenting results and earnings per share as if the Company had used the fair value recognition provisions of SFAS No. 123 in the Notes to Consolidated Financial Statements. Share-based compensation related to non-employees and modifications of options granted were accounted for based on the fair value of the related stock or options in accordance with SFAS No. 123 and its interpretations.

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS No. 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The Company adopted SFAS No. 123(R) using the prospective transition method. Under this transition method, share-based compensation expense computed during the year ended December 31, 2006 included compensation expense for all share-based awards granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R), and does not include any expense related to options outstanding as of December 31, 2005. As a result of the sale of substantially all the assets of the Company and cessation of operations subsequent to December 31, 2006, the Company assumed a 100% forfeiture rate and accordingly recorded no compensation expense related to options granted in 2006. In accordance with the prospective transition method, the Company’s consolidated financial statements for prior periods have not been restated to reflect the impact of SFAS No. 123(R).

Redeemable Convertible Preferred Stock – The carrying value of redeemable preferred stock is increased by periodic accretion to account for preferred stock issuance costs and dividends. Until December 31, 2004, the increases for all preferred stock were affected through charges against additional paid-in capital, if any, and then to deficit accumulated during the development stage. Beginning January 1, 2005, these increases are affected through charges against additional paid-in capital, if any, and then to deficit accumulated during the development stage only.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Redeemable Preferred Stock – During 2005, the Company adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or “mezzanine” equity, including certain mandatorily redeemable instruments, by now requiring those instruments to be classified as liabilities in the balance sheet. Accordingly, on January 1, 2005, the Company reclassified its Series A mandatorily redeemable preferred stock as a long term liability as such amounts were redeemable beginning on March 27, 2007. The carrying value is increased by periodic accretion for dividends (see Note 6). Beginning January 1, 2005, these increases for Series A are affected through a charge to interest expense in the accompanying Statements of Operations. All other issuances of redeemable preferred stock have been classified outside stockholders’ deficit as such amounts are redeemable by a vote of the preferred shareholders.

Revenue Recognition – The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition (“SAB 104”) (which supercedes SAB No. 101, Revenue Recognition in Financial Statements) and Emerging Issues Task Force Issue (EITF) No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. Revenue is generally recognized when product is shipped. The Company reserves for sales returns based on historical experience.

Research and Development Activities – Research and development costs are expensed as incurred. Research and development expenses include direct costs for salaries, employee benefits, subcontracts, facility related expenses, and depreciation.

Income Taxes – The Company uses the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

Reclassifications of Mandatorily Redeemable Preferred Stock – The Company reclassified its 2005 presentation of Mandatorily Redeemable Preferred Stock to the mezzanine section of the balance sheet from equity in accordance with the SEC’s Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stocks.”

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

3.	FIXED ASSETS:

	December 31,
	2006	2005
	(in thousands)
Equipment	$1,512	$1,374
Furniture	73	71
Software	1,603	1,538
Leasehold improvements	97	97

	3,285	3,080
Less accumulated depreciation and amortization	(2,668)	(2,014)

	$617	$1,066

Depreciation and amortization expense for the years ended December 31, 2006 and 2005 was approximately $655,000 and $858,000, respectively.

4.	CONVERTIBLE PROMISSORY NOTES:

During 2005, the Company raised $3.6 million through the issuance of Convertible Promissory Notes (the “Notes”). The Notes bear interest on the principal amount outstanding at 10% per year. All principal and accrued interest was due on June 30, 2006.

In 2006, the Company raised $3.8 million through the issuance of additional Convertible Promissory Notes (the “2006 Notes”). The 2006 Notes bear interest on the principal amount outstanding at 10% per year. The 2006 Notes are convertible into common stock at a conversion price of $0.80 per share.

As discussed in Note 6, the 2005 and 2006 Convertible Promisory Notes were exchanged for Series 1 Convertible Preferred Stock concurrent with that issuance.

5.	LINES OF CREDIT:

Under a revolving line of credit, the Company may borrow for working capital purposes (“Revolving Line”) or for purchases of equipment (“Equipment Line”). For borrowings under the Equipment Line, advances are payable in 36 monthly payments of principal and interest, with such interest rate determined at the time of each advance based on the basic interest rate then in effect, as defined. Upon the final repayment of each advance entered into prior to June 2003, the Company was required to pay a fee amount equal to 6% of the amount advanced. Such fee was accrued and is reflected as accrued interest payable in the accompanying balance sheets. The final repayment fee was removed for all borrowings under the Equipment Line commencing with the July 2003 borrowing. The revolving lines of credit are collateralized by the assets of the Company and contains certain non-financial covenant restrictions including the ability to pay dividends. Under an amendment to the Equipment Line entered into in May 2006, all principal and interest will be deferred for the period from June 1, 2006 to May 1, 2007. Principal and interest payments will commence on June 1, 2007 for twelve consecutive equal monthly installments with a final payment of principal and interest due on May 1, 2008. Interest will accrue at a fixed rate of 6.58% per year. At December 31, 2006, $289,000 was outstanding under the Equipment Line.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

In connection with the issuance of the revolving line of credit, the Company issued a warrant to purchase 75,000 shares of the Company’s common stock. The warrant is exercisable immediately at an exercise price of $0.67 per share for a period of seven years from October 22, 2002. In connection with the first amendment to the revolving lines of credit, the Company issued a warrant to purchase 50,000 shares of the Company’s common stock. The warrant is exercisable immediately at an exercise price of $0.80 per share for a period of seven years from August 6, 2002.

Venture Debt Line of Credit – In November 2004, the Company entered into a $6,000,000 venture debt line of credit agreement (“Venture Debt Line of Credit”). Under the Venture Debt Line of Credit, the Company borrowed $6 million for working capital purposes through December 31, 2005. All outstanding advances under the Venture Debt Line of Credit at December 31, 2005 were, under the terms of the agreement, converted into a 3 year term loan bearing an interest rate of prime plus 4.75% as of January 1, 2006 and payable over 36 monthly payments commencing April 1, 2006. Prior to December 31, 2005, all advances bear interest at prime plus 2.5%, as of the date the advance occurs, and interest is payable monthly. Effective April 1, 2006, the Company entered into an amendment of the Venture Debt Line of Credit. Under the revised agreement, all outstanding advances have interest at a fixed rate of 12% from January through May 2006, and bear interest at a fixed rate of 5% thereafter. Interest under this agreement has been accrued and is reflected as accrued interest payable in the accompanying balance sheets. Repayments of all principal and interest is to be made over 36 months beginning the earlier of the occurrence of certain agreed upon cash flow minimums or April 1, 2009. At December 31, 2006, $6 million was outstanding under the Venture Debt Line of Credit.

Pursuant to the execution of the Venture Debt Line of Credit, the Company issued a warrant to purchase 262,500 shares of the Company’s Series B Preferred Stock. In addition, the Company must grant warrants to purchase the Company’s Series B Preferred Stock at a rate of 0.025 shares for every $1 of advance borrowed. Accordingly, the Company issued additional warrants to purchase 150,000 shares of the Series B Preferred Stock in connection with the $6,000,000 borrowed through December 2006. As of December 31, 2006, the Company has $0 available for borrowings under the Venture Debt Line of Credit.

Each warrant is exercisable upon grant at an exercise price of $ 0.80 per share for a period of seven years from the date of grant. The fair value of the warrant to purchase 262,500 shares was estimated to be $176,000 and was recorded as a deferred financing cost. The fair value of the warrant was amortized over the availability period (through December 31, 2005) as non-cash interest expense. The fair value of the additional warrants to purchase 150,000 shares was estimated to be $100,000 and was recorded as a discount on the amount borrowed. The discount on the amount borrowed will be accreted over the repayment term (through March 31, 2012). The Company has recorded interest expense relating to these warrants of $14,000 and $177,000 for the years ended December 31, 2006 and 2005, respectively. In July 2006, the warrant agreement was amended such that each warrant is exercisable into shares of common stock at an exercise price of $0.01 per share upon grant. There was no incremental increase in the fair value of warrants as a result of the modification.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

6.	MANDATORILY REDEEMABLE PREFERRED STOCK:

In 2002, the Company’s Board of Directors authorized 1,020,000 shares of Series A Mandatorily Redeemable Preferred Stock (“Series A Preferred”) with a par value of $0.001. The Company issued 620,000 shares of Series A Preferred at $4.99 per share and 4,650,000 shares of common stock at $0.001 per share for gross proceeds of $3,100,000.

In 2003, the Company issued 3,031,250 shares of Series A-1 Mandatorily Redeemable Convertible Preferred Stock (“Series A-1 Preferred”) at $1.00 per share and 11,187,500 shares of Series A-2 Mandatorily Redeemable Convertible Preferred Stock (“Series A-2 Preferred”) at $1.20 per share for proceeds of $3,031,250 and $13,425,000, respectively. The Company incurred preferred stock issuance costs of approximately $69,000 relating to the issuance of the Series A-1 Preferred and Series A-2 Preferred.

In November 2004, the Company’s Board of Directors authorized 19,412,500 shares of Series B Mandatorily Redeemable Convertible Preferred Stock (“Series B Preferred”) with a $0.001 par value per share and the Company issued 11,500,000 shares of the Series B Preferred at $0.80 per share for proceeds of $9,200,000. The Company incurred preferred stock issuance costs of approximately $23,000 relating to the issuance of the Series B Preferred. In February 2005, the Company issued 7,750,000 shares of Series B Preferred at $0.80 per share for proceeds of $6,200,000. The Company incurred preferred stock issuance costs of approximately $8,000 relating to the issuance of the Series B Preferred.

The significant terms of the Series A, A-1, A-2, and B Preferred Stock, collectively (the “Preferred”), are as follows:

Redemption – Unless otherwise requested by a majority of the eligible institutional investors, as defined, the Company shall redeem the Preferred stock on March 14, 2008 (the “First Redemption Date”), March 14, 2009 (the “Second Redemption Date”), and March 14, 2010 (the “Third Redemption Date”), each on demand of the eligible institutional investors, as defined. Notwithstanding the foregoing, unless otherwise requested by the holders of at least 60% of the Series A Preferred then outstanding, in addition to the above and prior to the Third Redemption Date, the Company shall redeem the Series A Preferred stock then outstanding on the earlier of (i) the date there is a change in control of the Company through merger, consolidation, or acquisition of the Company or (ii) the date 10 days after the closing of the IPO Event (as defined below).

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

With respect to each redemption date, the Company shall redeem one-third of the Preferred shares then outstanding, each at a price per share equal to the original purchase price, adjusted for any stock splits or similar events, plus any declared and cumulative but unpaid dividends.

Dividends – The Preferred Shareholders are entitled to receive dividends prior to and in preference of the payment of any dividends or other distribution on any other shares of capital stock of the Company. Prior to the fourth anniversary of the issuance of each series of Preferred, each issued and outstanding share is entitled to receive dividends when, as and if, declared by the Board of Directors. Beginning after the fourth anniversary of each series of Preferred, March 27, 2006 for Series A Preferred, March 14, 2007 for Series A-1 and A-2 Preferred, and November 3, 2008 for Series B Preferred, the Preferred holders are entitled to cumulative annual dividends equal to 8.0%, 8.0%, 8.3%, and 7.5% for Series A, A-1, A-2 and B Preferred, respectively. The annual dividend rate per share applicable to the Preferred shall be equitably adjusted whenever there shall occur a stock split, combination, stock dividend, reclassification or other similar event affecting the Preferred. For a portion of the period between issuance of the Preferred and redemption of the Preferred, dividends accrue only when declared, while during the other portion of the period, dividends accrue on a stated, cumulative basis. As a result, the stated, cumulative dividends are being accrued ratably over the entire period from issuance to the First Redemption Date of the Preferred in accordance with SEC Staff Accounting Bulletin Topic 5Q, Increasing Rate Preferred Stock, and consistent with Accounting Principles Board Opinion No. 21, Interest on Receivables and Payables. Accordingly, the Company has accrued $560,000 and $1,160,000 of convertible Preferred dividends during each of the years ended December 31, 2006 and 2005.

Liquidation Rights – In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred stock, shall be entitled to receive, prior to holders of common stock, the original purchase price, plus any accrued but unpaid dividends, respectively. If the assets of the Company shall be insufficient to permit full payment, the holders of the Preferred stock shall share ratably in the remaining assets and funds of the Company, in accordance with the respective liquidation preference. Upon payment of all required preferential amounts, the Series A-1, A-2 and B Preferred (the “Convertible Preferred Stock”) are entitled to share ratably in the remaining assets of the Company with the common stock holders, with each share of the Convertible Preferred Stock being equal to the number of shares of common stock into which it is convertible. The

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Convertible Preferred stockholders will share in any additional proceeds with the common stockholders and shall have the right to receive the greater of (i) three times the original purchase price for Series A-1 and A-2 Preferred Stock and two times the original purchase price for Series B Preferred Stock, after payment of any accrued, but unpaid dividends or (ii) the amount the Convertible Preferred stockholder would be entitled to receive if the shares were converted into shares of common stock immediately prior to the liquidation event.

Merger and Consolidation Rights – A merger, consolidation or sale of the Company is considered a liquidation event, entitling the holders of the Preferred stock to the liquidation preference described above, however, the majority holders of the Preferred stock may elect to not treat such events as a liquidation event.

Conversion – At any time, the holders of the Convertible Preferred Stock may elect to convert their Preferred shares into common stock at a conversion price equal to the original purchase price per share subject to adjustment of dilutive events and issues (the “Conversion Price”). Each share of the Convertible Preferred Stock shall automatically convert into common stock at the Conversion Price upon the closing of a public offering with net proceeds of at least $20,000,000 at a price per share of common stock of at least $2.66 (the “IPO Event”). The Conversion Price at December 31, 2005 for each series of Convertible Preferred is as follows: $0.66, $0.80, and $0.80 for Series A-1, A-2, and B Preferred, respectively. Series A Preferred does not have conversion rights. During 2006, all Series A, A-1, A-2 and B Preferred stock was converted to common stock (see below).

Voting Rights – The holders of the Series A Preferred shall not be entitled to vote, but shall be entitled to notice of any such stockholders’ meeting in accordance with the by laws of the Company as if such holders were holders of the common stock. The holders of the Convertible Preferred Stock have voting rights equivalent to the number of shares of common stock into which their stock is convertible.

Series 1 Preferred Stock – In July 2006, the Company amended its articles of incorporation for the purpose of consummating an equity financing and the Company increased the number of authorized shares to 276,426,243 consisting of 175,779,592 shares of common stock and 100,646,651 shares of Series 1 preferred stock.

The Company issued 61,442,458 shares of Series 1 Convertible Preferred Stock (“Series 1”) at $0.2165 per share for gross proceeds of $13,302,000 (including and concurrent with, the conversion of $7.3 million of convertible promissory notes and approximately $267,000 of related accrued interest). Financing costs of approximately $140,000 were allocated to the proceeds.

As part of the issuance of Series 1, all shares of Series A-1 Preferred Stock, A-2 Preferred Stock and Series B Preferred Stock were converted into shares of common stock at their respective conversions ratios in effect immediately prior to the financing. All liquidation preferences, redemption rights and accrued dividends ceased to exist at the time of conversion. Further, all shares of Series A Mandatorily Redeemable Preferred Stock were repurchased by the Company for $0.05 per share for a total of $31,000 resulting in a gain on the repurchase of Mandatorily Redeemable Preferred Stock of approximately $3.6 million.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

The significant terms of Series 1 are as follows:

Liquidation – In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series 1 will be entitled to receive, in preference to the holders of common stock, an amount for each share equal to the original purchase plus any declared and unpaid dividends.

Voting – The holders of Series 1 have voting rights equal to the number of shares of common stock into which their stock is convertible.

Redemption – Upon the receipt of a Preferred Vote, the Company will redeem the Series 1 in three equal annual installments commencing on February 1, 2010 by paying cash in total amount equal to 100% of the original purchase price plus any declared and unpaid dividends.

Dividends – The Series 1 dividend rate is equal to $0.01732 per share when, as and if declared by the Board of Directors and in preference to any declaration or payment of dividends on common stock or any other stock ranking junior to the Series 1.

Additionally, the terms of the Equipment Line and Venture Debt Line of Credit as described in Note 5 were amended to facilitate the equity financing described above.

7.	COMMON STOCK:

In March 2002, the Company’s Board of Directors (the “Company’s Board”) authorized 18,000,000 shares of common stock with a par value of $0.001 per share. The Company’s Board increased the number of authorized shares of common stock to 39,000,000 shares in March 2003 and to 61,500,000 shares in November 2004. In March 2002, the Company issued 6,187,500 shares of restricted common stock to the founders of the Company for proceeds of $8,250. The restriction on such shares lapses over a period of five years and the Company has the ability to repurchase any restricted shares at the original purchase price. In March 2003, the Company repurchased 1,824,150 shares of restricted common stock for a total price of $2,432. At December 31, 2006, 145,445 shares remain restricted.

In March 2002, in conjunction with the issuance of the Series A Preferred, the Company issued 4,650,000 shares of common stock to the Series A Preferred investors (See Note 6).

In March 2003, an officer of the Company purchased 658,650 shares of restricted common stock for $43,910. The restriction on such shares lapses over a period of five years. As of December 31, 2006, 658,650 shares remain restricted.

In 2005 and 2004, the Company issued 173,750 and 113,000 options, respectively, to purchase common stock to nonemployees under various consulting agreements. In connection with the issuance of such stock options to consultants, the Company recorded a noncash expense based upon the fair value of the shares in accordance with Emerging Issue Task Force No. 96-18, Accounting for Equity Instruments That are Issued to other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, (“EITF 96-18”). Included in the 2005 accompanying statement of operations is $16,844 of expense resulting from these awards. There were no options granted to nonemployees during 2006.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Stock Split – In April 2002, the Company executed a 5-for-l stock split of its common stock and in August 2003, the Company executed a 3-for-2 stock split of its common stock with no change in the par value. All common stock shares, common stock options, and related prices per share have been adjusted for all periods presented in the financial statements and footnotes to reflect the effects of these splits of the Company’s common stock.

2002 Plan – The Company has adopted a 2002 Stock Plan (the “Plan”) in 2002. Under the Plan, the maximum number of shares of common stock that may be issued pursuant to exercise of options is 4,162,500. Under the Plan, the Board of Directors, or a designated committee, is to determine the exercise price of options.

As discussed in Note 2, “Significant Accounting Policies – Shared-Based Compensation, effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), using the prospective transition method. The adoption of SFAS No. 123(R) resulted in $0 of share-based compensation expense for the year ended December 31, 2006.

The Black-Scholes option-pricing model was used to estimate the option fair values. This option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was estimated based on industry comparables. Expected pre-vesting forfeitures were estimated based on actual historical pre-vesting forfeitures. The expected option term was calculated using the “simplified” method permitted by SEC Staff Accounting Bulletin 107.

The weighted average per share fair value of stock options granted during the year ended December 31, 2006 was $0.05. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Expected volatility	100%
Risk-free interest rate	4.75%
Expected dividends	None
Expected terms (in years)	5 years

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

The following table summarizes stock options outstanding and activity as of and for the year ended December 31, 2006:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2006	7,371	$0.10	9.15
Granted	11,417	$0.05	9.59
Forfeited	(2,910)	$0.10	7.42
Exercised	(103)	$0.10	6.78

Outstanding at December 31, 2006	15,775	$0.07	9.17

Exercisable at December 31, 2006	2,484	$0.08	8.26

Total unrecognized share-based compensation expense from unvested stock options granted was $0 in the year ended December 31, 2006.

8.	STOCK WARRANTS:

During 2005, the Company issued warrants to purchase 125,000 shares of Series B Preferred and common stock (See Note 5) in connection with the issuance of the Venture Debt Line of Credit and the amendment of the revolving line of credit. The warrants are being accounted for under EITF 96-18. No warrants were issued in 2006.

9.	INCOME TAXES:

As of December 31, 2006, the Company has deferred tax assets of approximately $23.9 million, related primarily to net operating loss and tax credit carryforwards. As the Company has not yet achieved profitable operations, management believes the tax assets existing at December 31, 2006 did not satisfy the realization criteria set forth in SFAS No. 109 and, accordingly, a full valuation allowance has been recorded.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

The Company has Federal and state net operating loss carryforwards of approximately $49.8 million and $49.6 million, respectfully, which begin to expire in 2020. The Company expects that its utilization of the net operating loss and tax credit carryforwards will be substantially limited by Sections 382 and 383 of Internal Revenue Code as a result of certain ownership changes.

Companies have the opportunity to exchange certain research and development tax credit carryforwards for a cash payment in exchange for foregoing the carryforward of the research and development credits at a rate of 65% of the annual incremental research and development tax credit, as defined. The Company has elected to participate in the exchange program, and as a result, the Company recorded an estimated net benefit of $0 and $344,000 for the years ended December 31, 2006 and 2005, respectively (related to tax years 2006 and 2005, respectively).

10.	COMMITMENTS AND CONTINGENCIES:

Leases – The Company leases its operating facility in Wallingford, CT. Under the lease, the Company maintains an option to lease additional space and an option to renew the lease. Rent expense under such lease is recognized in a straight-line manner over the minimum term of the lease. Aggregate future minimum lease payments under the non-cancelable operating lease are as follows:

2007	$267,870
2008	267,870

$535,740

The Company is also required to reimburse the landlord for the proportionate share of the operating expenses for the Wallingford facility. Rent expense under the non-cancelable operating lease for the years ended December 31, 2006 and 2005 was approximately $343,762 and $335,641, respectively.

Effective March 2, 2007, substantially all of the assets of Mangrove Systems were acquired by Carrier Access Corporation (See Note 12). The Company’s lease of its operating facility was assumed by Carrier Access Corporation effective the same date.

11.	401(k) RETIREMENT PLAN:

The Company has a 401(k) defined contribution retirement plan covering substantially all full-time employees. The decision to match any employee contributions is at the sole discretion of the Company. The Company did not make any matching contributions during 2006 or 2005.

MANGROVE SYSTEMS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

12.	SUBSEQUENT EVENT:

On March 2, 2007, Carrier Access Corporation (“Carrier”) acquired substantially all of the assets of the Company pursuant to the terms of an Asset Purchase Agreement of the same date. Pursuant to the Asset Purchase Agreement, Company creditors received $6.7 million in cash at closing and will receive a maximum of $1.2 million for outstanding liabilities assumed by Carrier. Approximately $700,000 of the closing cash was placed into escrow to be held as security for losses incurred by Carrier in the event of certain breaches of the representations and warranties covered in the Asset Purchase Agreement.